SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 20, 2009
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	88-0326480
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX	77565-3077
(Address of Principal Executive Offices)	(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 30, 2009, the board of directors of American International Industries, Inc. (the "Registrant") accepted the resignation of John W. Stump, III as a director and as chairperson of the audit committee and as a member of the compensation committee and nominating committee, positions he has held since April 20, 2007.  Mr. Stump furnished the Registrant an email notice of resignation, a copy of which is attached as an exhibit hereto.

The Registrant has provided Mr. Stump a copy of the disclosures contained herein prior to the filing of this Form 8-K with the Commission and has provided the opportunity to furnish the Registrant a letter stating whether he agrees with the statements made by the Registrant in response to this Item 5.02, and if not, stating the respects in which he does not agree.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17	Notice of resignation dated November 20, 2009, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR
   CEO, PRESIDENT AND CHAIRMAN
   Dated: December 4, 2009

/s/ SHERRY L. COUTURIER
   CHIEF FINANCIAL OFFICER
   Dated: December 4, 2009